NOVASTAR ANNOUNCES PREFERRED DIVIDEND

KANSAS CITY, MO., February 13, 2006 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, announced its first quarter, 2006 Preferred dividend.

At its recent meeting, the Board of Directors declared a quarterly dividend of $.55625 per share, to shareholders of 8.90% Class C Cumulative Redeemable Preferred Stock of record as of March 1, 2006 payable on March 31, 2006.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is one of the nation’s leading lenders and investors in residential mortgages. The company specializes in single-family, nonconforming mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, please reference our website at www.novastarmortgage.com.

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Investor Relations Contact

Jeffrey A. Gentle

816.237.7424